UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

ASIARIM CORPORATION
(Name of Registrant as Specified in Charter)

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INFORMATION STATEMENT
ASIARIM CORPORATION
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(702) 446-0237

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Asiarim Corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

(1)	an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 75,000,000 to 300,000,000;

(2)	an amendment of our Articles of Incorporation to change the name of the Company from Asiarim Corporation to The Commodore Corporation; and

(3)
an amendment of our Articles of Incorporation to change the registered office of the Corporation from  Flat 16, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong to 50, West Liberty Street, Suite 880, Reno, NV 89501.

The purpose of this Information Statement is to notify our stockholders that on August 15, 2011 the owners of approximately 76.76% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Actions.  In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about August 29, 2011. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 78.320 of the NRS and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Dr. Joannes C. M. Hovers
President, Chief Executive Officer and Chairman

ASIARIM CORPORATION
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(702) 446-0237
__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholder
__________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) of Asiarim Corporation in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement.  In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Asiarim Corporation.  We are mailing this Information Statement to our stockholders of record as of August 29, 2011 (the “Record Date”).

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Consenting Stockholders

On August 15, 2011, in accordance with Section 78.320 of the Nevada Revised Statutes, as amended (the “NRS”), the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

(1)	Action One: an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 75,000,000 to 300,000,000;
(2)	Action Two: an amendment of our Articles of Incorporation to change the name of the Company from Asiarim Corporation to The Commodore Corporation; and
(3)
Action Three: an amendment of our Articles of Incorporation to change the registered office of the Corporation from  Flat 16, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong to 50, West Liberty Street, Suite 880, Reno, NV 89501.

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters.  However, Section 78.320 of the NRS and our Bylaws provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock

As of the close of business of the Record Date, we had 29,535,000 shares of Common Stock outstanding and entitled to vote on the Actions.  Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

On the Record Date, pursuant to Section 78.320 of the NRS and our Bylaws, we received written consents for the Actions from stockholders holding an aggregate of 22,673,000 shares of our Common Stock, representing 76.76% of our outstanding shares of Common Stock.  Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following sets forth those holders who consented to the Actions and provides the number of shares beneficially owned and the percentage interest of outstanding shares of Common Stock for each such holder (the “Majority Stockholders”) as of the Record Date:

Holder	Beneficial Ownership	Percentage of Beneficial Ownership
Mitex Group Limited (i) British Virgin Islands	10,091,333	34.17%
Mr. Eugиne van Os Germany	4,023,333	13.62%
Mrs. Adriana van Os-Smit The Netherlands	400,000	1.6%
Mrs. Lisette M. Spit Germany	100,000	<1%
Reunite Investments Inc. (ii) United States of America	5,173,334	17.52%
AscendaCorporation (iii) China	2,685,000	9.1%
Ms. Fleur van Os Germany	200,000	<1%

(i)
Mitex Group Limited ("Mitex") is a company incorporated in British Virgin Islands having its correspondence address at 1601, 16 Floor, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. Messrs. Ben van Wijhe, Te Hwai Ho and Sau Shan Ku own 51%, 29%, and 20% respectively, in Mitex.

(ii)	Reunite Investments Inc.'s address is at #24338 El Toro Road, Suite E, PMB 241, Laguna Woods, CA 92637 USA.
(iii)
Mr. Donald Su Yo Ruan holds 100% equity interests in Ascenda Corporation ("Ascenda"). The address for Mr. Ruan and Ascenda are at Room 1703, 17th Floor, Grand Ocean Tower, 1200 Pudong Boulevard, Pudong, Shanghai, China 200135.

Notice Pursuant to Section 78.320of the NRS

Pursuant to Section 78.320 of the NRS, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

Dissenters’ Rights of Appraisal

Stockholders who did not consent to the Actions are not entitled to assert dissenters’ or appraisal rights under Section 78.3793 of the NRS.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial personal interest in the proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock and beneficially owned as of August 17 2011, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of August 17, 2011.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of August 17, 2011 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.  As of August 17, 2011 we have 29,535,000 common shares issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mr. Ben van Wijhe (i) The Netherlands	5,146,682	17.43%
Mr. Te Hwai Ho (ii) Hong Kong, China	2,966,911	10.05%
Mr. Donald Su Yo Ruan (iii) Shanghai, China	2,685,000	9.09%
Ascenda Corporation (iii) Shanghai, China	2,685,000	9.09%
New Tone & Partners Ltd. Malaysia	1,500,000	5.08%
Reunite Investments Inc. (iv) CA, USA	5,173,334	17.52%
Mr. Sau Shan Ku (ii) Hong Kong, China	1,977,940	6.70%
Mitex Group Limited (v) British Virgin Islands	10,091,533	34.17%
Joannes C. M. Hovers (vi)	0	0%
Mr. Eugиne van Os (vii) Germany	4,023,333	13.62%
All Officers and Directors as a group (2 people)	4,023,333	13.62%

(i)	Mr. Ben Van Wijhe's address is at Wittendijk 13, 7216PL, Kring van Dorth, The Netherlands.
(ii)	Messrs. Te Hwai Ho, Sheung Fung Lau and Sau Shan Ku's address is 1601, 16 Floor, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong.
(iii)
Mr. Donald Su Yo Ruan holds 100% equity interests in Ascenda Corporation. The address for Mr.Ruan and Ascenda are at Room 1703, 17th Floor, Grand Ocean Tower, 1200 Pudong Boulevard, Pudong, Shanghai, China 200135.

(iv)	Reunite Investments Inc.'s address is at #24338 El Toro Road, Suite E, PMB 241, Laguna Woods, CA 92637 USA.
(v)
Mitex Group Limited ("Mitex") is a company incorporated in British Virgin Islands having its correspondence address at 1601, 16 Floor, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. Messrs. Ben van Wijhe, Te Hwai Ho and Sau Shan Ku own 51%, 29%, and 20% respectively, in Mitex.

(vi)	Dr. Joannes C. M. Hovers is the sole director, President, Chief Executive Officer and Chairman of the Company. The address for Dr. Hovers is at 50 West Liberty Street, Suite 880, Reno NV 89501 USA.
(vii)	Mr. Eugиne van Os is the Treasurer, Chief Financial Officer and Secretary of the Company. The address for Mr. Van Os is at 50 West Liberty Street, Suite 880, Reno NV 89501 USA.

ACTION ONE–AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be Seventy Five Million (75,000,000) shares of common stock, $0.001 par value.  On August 15, 2011, the Board of Directors and the Majority Stockholders approved an amendment to the Articles of Incorporation to authorize Three Hundred Million (300,000,000) shares of common stock, $0.001 par value.  Each share of common stock is entitled to one vote.   These additional shares of common stock authorized by the Amendment will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation is to authorize Three Hundred Million (300,000,000) shares of common stock. The Board approved the increase of the authorized number of shares of common stock to further the Company’s best interest to have additional authorized but unissued shares of common shares available in order to provide (a) flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; and (c) the need to issue additional shares of common stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes. The Board believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. Currently, the Company has no plan to issue any securities for the corporate purposes described above.

The general effect upon the rights of the existing security holders as a result of the increase in authorized common stock is an overall dilution of the Company’s stock and the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. Additionally, the increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. If the Board of Directors deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

ACTION TWO – AMENDMENT OF THE COMPANY’S
CERTIFICATE OF INCORPORATION TO CHANGE THE
COMPANY’S NAME TO “THE COMMODORE CORPORATION”

On August 15, 2011, the Board approved resolutions authorizing the amendment of the Company’s Certificate of Incorporation to change the Company’s name to “The Commodore Corporation” (the “Name Change”).  On August 15, 2011, pursuant to Section 78.320 of the NRS, we received written consents for the Name Change from the Majority Stockholders.

Reasons for the Name Change

The Board believes that the Name Change better reflects our corporate structure and the nature of our current and anticipated business operations.

Effective Date of the Name Change

The Name Change will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada. We intend to file the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada promptly after the 20 day period following the Information Statement is mailed to our stockholders.

ACTION THREE–AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATIONTO CHANGE
THE REGISTERED OFFICE OF THE CORPORATION

On August 15, 2011, the Board approved resolutions authorizing the amendment of the Company’s Certificate of Incorporation to change the registered office of the Corporation from Flat 16, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong to 50, West Liberty Street, Suite 880, Reno, NV 89501. On August 15, 2011, pursuant to Section 78.320 of the NRS, we received written consents for the change of the Corporation’s registered office from the Majority Stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, telephone: (702) 446-0237.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

EFFECTIVE DATE OF THE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 18, 2011, or as soon thereafter and is practicable.

 By Order of the Board of Directors,

/s/ Dr. Joannes C. M. Hovers
President, Chief Executive Officer and Chairman